As filed with the Securities and Exchange Commission on July 31, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Donnelley Financial Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	36-4829638
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

391 Steel Way Lancaster, Pennsylvania	17601
(Address of Principal Executive Offices)	(Zip Code)

Amendment to the Donnelley Financial Solutions, Inc. Amended and Restated 2016 Performance Incentive Plan

(Full Title of the plan)

Leah Trzcinski

Donnelley Financial Solutions, Inc.

391 Steel Way

Lancaster, Pennsylvania 17601

(800) 823-5304

(Name, address, and telephone number, including area code, of agent for service)

With copies to:

Robert W. Downes

Sullivan & Cromwell LLP

125 Broad Street

New York, New York 10004

(212) 558-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

*

This registration statement relates to securities of Donnelley Financial Solutions, Inc. (the “Registrant” or the “Company”) to be offered pursuant to the Company’s Amendment to the Donnelley Financial Solutions, Inc. Amended and Restated 2016 Performance Incentive Plan, as amended. Information required by Part I to be contained in the Section 10(a) prospectus related to such plans is omitted from this registration statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed with the Securities and Exchange Commission (the “Commission”) (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with Commission rules) are deemed incorporated herein by reference and to be a part hereof from the respective dates of filing of such documents (such documents, and the documents enumerated below, being hereinafter referred to as “Incorporated Documents”):

(a) The Company’s annual report on Form 10-K for the fiscal year ended December 31, 2024 filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(b) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the 2024 fiscal year covered by the annual report on Form 10-K referred to in paragraph (a) above, including the Company's quarterly report on Form 10-Q for the quarter ended March 31, 2025, filed on April 30, 2025 and the Company's quarterly report on Form 10-Q for the quarter ended June 30, 2025, filed on July 31, 2025; and

(c) The portions of the Company’s Registration Statement on Form S-1 filed on March 24, 2017 (File No. 333-216933), as amended through June 7, 2017, that include the description of the Registrant’s Common Stock contained therein, and any amendment or report filed for the purpose of updating such description.

All documents filed by the Company under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein to be a part hereof from the date of filing of such documents.

Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

The validity of the shares of Common Stock and the Obligations registered hereby has been passed upon by Sullivan & Cromwell LLP. A copy of this opinion is attached as Exhibit 5.1 to this Registration Statement.

Item 6. Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. A Delaware corporation may indemnify directors, officers, employees and other agents of such corporation in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the person to be indemnified has been adjudged to be liable to the corporation. Where a director, officer, employee or agent of the corporation is successful on the merits or otherwise in the defense of any action, suit or proceeding referred to above or in defense of any claim, issue or matter therein, the corporation must indemnify such person against the expenses (including attorneys’ fees) which he or she actually and reasonably incurred in connection therewith.

The Company’s Amended and Restated By-laws contain provisions that provide for indemnification of officers and directors to the fullest extent permitted by, and in the manner permissible under, the General Corporation Law of the State of Delaware.

As permitted by Section 102(b)(7) of the General Corporation Law of the State of Delaware, the Company’s Amended and Restated Certificate of Incorporation contains a provision eliminating the personal liability of a director to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, subject to certain exceptions.

The Company maintains policies insuring its officers and directors against certain civil liabilities, including liabilities under the Securities Act. The Company also entered into indemnification agreements with each of our directors and executive officers. Generally, these agreements attempt to provide the maximum protection permitted by Delaware law with respect to indemnification. The indemnification agreements provide that the Company will pay certain amounts incurred by its directors in connection with any civil, criminal, administrative or investigative action or proceeding. Such amounts include any reasonable expense, including attorney’s fees, judgments, civil or criminal fines, settlement amounts and other expenses customarily incurred in connection with legal proceedings.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

The Exhibits accompanying this registration statement are listed below and also on the accompanying Exhibit Index.

Exhibits	Description

4.1

Registrant’s Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to Registrant’s Current Report on Form 8-K dated September 30, 2016, filed on October 3, 2016)

4.2

Certificate of Amendment to Registrant’s Amended and Restated Certificate of Incorporation, as filed on May 19, 2023 with the Secretary of State of Delaware (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed on May 19, 2023)

4.3	Registrant’s Amended and Restated By-Laws (incorporated herein by reference to Exhibit 3.1 to Registrant’s Current Report on Form 8-K dated November 14, 2023, filed on November 16, 2023)

5.1	Opinion of Sullivan & Cromwell LLP, filed herewith

10.1	Registrant’s 2016 Performance Incentive Plan (incorporated herein by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K dated September 30, 2016, filed on October 3, 2016)*

10.2

Registrant’s Amended and Restated 2016 Performance Incentive Plan (incorporated herein by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K dated May 18, 2017, filed on May 23, 2017)*

10.3

Amendment to Registrant’s Amended and Restated 2016 Performance Incentive Plan dated April 17, 2019 (incorporated herein by reference to Appendix A of the Company’s definitive proxy statement on Schedule 14A (file No. 001-37728) filed April 22, 2019)*

10.4

Amendment to Registrant’s Amended and Restated 2016 Performance Incentive Plan dated June 27, 2019 (incorporated herein by reference to Exhibit 10.7 to the Company’s Quarterly Report on Form 10-Q dated June 30, 2019 filed on August 1, 2019)*

10.5

Amendment to Registrant’s Amended and Restated 2016 Performance Incentive Plan dated March 21, 2021 (incorporated herein by reference to Appendix A of the Company’s definitive proxy statement on Schedule 14A (file No. 001-37728) filed March 29, 2021)*

10.6

Amendment to Registrant’s Amended and Restated 2016 Performance Incentive Plan dated March 24, 2025 (incorporated herein by reference to Appendix A of the Company’s definitive proxy statement on Schedule 14A (file No. 001-37728) filed April 2, 2025)*

23.1	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.1)

23.2	Consent of Deloitte & Touche LLP, filed herewith

24.1	Power of Attorney, filed herewith

107	Filing Fee Table, filed herewith

* Management contract or compensatory plan or arrangement.

Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8, and if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on July 31, 2025.

DONNELLEY FINANCIAL SOLUTIONS, INC.

By:	/ S / DAVID A. GARDELLA
David A. Gardella Executive Vice President and Chief Financial Officer (Principal Financial Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on July 31, 2025.

Signature and Title	Signature and Title

/ S / DANIEL N. LEIB	/ S / JULIET S. ELLIS *
Daniel N. Leib President and Chief Executive Officer, Director (Principal Executive Officer)	Juliet S. Ellis Director

/ S / DAVID A. GARDELLA	/ S / GARY G. GREENFIELD *
David A. Gardella Executive Vice President and Chief Financial Officer (Principal Financial Officer)	Gary G. Greenfield Director

/ S / KAMI S. TURNER	/ S / LOIS M/ MARTIN *
Kami S. Turner Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	Lois M. Martin Director

/ S / RICHARD L. CRANDALL *	/ S / CHANDAR PATTABHIRAM *
Richard L. Crandall Chairman of the Board, Director	Chandar Pattabhiram Director

/ S / LUIS A. AGUILAR *	/ S / AYMAN SAYED *
Luis A. Aguilar Director	Ayman Sayed Director

*

Leah Trzcinski, by signing her name hereto, does sign this document on behalf of the above-noted individuals, pursuant to the power of attorney duly executed by such individuals, which has been filed as an exhibit to this registration statement.

By:	/ S / Leah Trzcinski
Leah Trzcinski As Attorney-in-Fact